Exhibit 10.11

Service Mark License Amendment

This Service Mark License Amendment (“Agreement”) is made as of the last dated signature below by and between AT&T Corp for itself and for the benefit of each of its Subsidiaries and Affiliates (collectively “AT&T”) and Alestra S. de R.L. de C. V. (“Alestra”).

Recitals

WHEREAS, AT&T and Alestra are parties to that certain Amended and Restated Service Mark License Agreement dated as of October 19, 1996 pursuant to which Alestra pays AT&T a royalty rate for, inter alia, the right to use the AT&T Brand (“Service Mark Agreement”) ; and

WHEREAS, AT&T and Alestra wish to amend the royalty rate in the Service Mark Agreement.

NOW THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are acknowledged by the parties), the parties each agree as follows:

1.	Effective upon execution of this Agreement, the royalty rate and fees set forth in section 5.1 of the Service Mark Agreement for the Royalty Periods covering Year 2003 and beyond are revised to a fee which is equal to (a) Three Million U.S. Dollars ($3,000,000) or (b) one percent (1%) of Alestra’s EBITDA whichever amount is greater (“Service Mark Fee”). AT&T shall re-invest sixty-seven percent (67%) of the Service Mark Fee in the development of the AT&T Brand in Mexico.

2.	Terms capitalized but not defined in this Agreement shall have the meaning given to such terms in the Service Mark Agreement.

3.	This Agreement shall be governed by, construed and interpreted in accordance with, the substantive laws of the State of New York without regard to its conflict of laws provisions. All disputes, controversies, or claims, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement shall be resolved as provided by the provisions found in Article XII of the JVA.

4.	This Agreement shall not be amended, altered, modified, changed or rescinded except by an instrument in writing signed by the parties hereto.

5.	This Agreement is effective as from the date of the last signature below.

6.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all the parties.

7.	The provision of this Agreement contain the entire agreement of the parties relating to the subject matter hereof and supercede all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives as of the last dated signature below.

Alestra S. de R.L. de C.V.	AT&T Corp.

By: /s/ Alestra S. de R.L. de C.V.	By: /s/ AT&T Corp.
Name:	Name:
Date:	Date: